UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 2, 2021
Date of Report (Date of earliest event reported)

PETROTEQ ENERGY INC.
(Exact name of registrant as specified in its charter)

Ontario, Canada	000-55991	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15315 W. Magnolia Blvd., Suite 120 Sherman Oaks, California	91403
(Address of principal executive offices)	(Zip Code)

(800) 979-1897
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

__________

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events.

On August 2, 2021, the Company disseminated a news release which is reproduced below in its entirety.

COMMERCIALIZATION OF PETROTEQ'S TECHNOLOGY HAS BEEN VERIFIED BY REPUTABLE THIRD-PARTY ENGINEERING FIRM

Technical Review Indicates Production Costs of Approximately $22 per Barrel of Oil Produced

Sherman Oaks, California - August 2, 2021 - Petroteq Energy Inc. ("Petroteq" or the "Company") (TSXV:PQE; OTC:PQEFF; FSE:PQCF), an oil company focused on the development and implementation of its proprietary oil-extraction technologies, is pleased to announce that Kahuna Ventures LLC ("Kahuna") has reviewed operating data, process simulation data, and the Front End Engineering and Design ("FEED") study for the purposes of a third-party technical evaluation. This FEED encompasses a production train capable of processing 5,000 bopd from mined oil sands ore. The Company anticipates that this FEED can become the starting basis for future 5,000 bopd train designs for use in Utah by Petroteq and potentially by additional licensees in Utah, the US, and other locations worldwide. This "standard" design may need some customization for local site conditions and ore characteristics, but differences are expected to be insignificant.

The FEED incorporates a number of lessons learned from operation of the demonstration plant into the proposed design including improvements in the mixing of crushed ore and solvent, solids separation and solvent recovery. The third-party technical verification report from Kahuna indicated extraction costs of approximately US$13.50 per barrel of oil produced. Mining and ore transport costs will add another $8.50 per barrel for an estimated operating cost of approximately $22.00 per barrel of oil produced for a 5,000 bopd plant operating 24 hours a day, 360 days a year, before corporate and SG&A costs and royalty fees.

The FEED study describes the design data, design requirements, detailed major equipment requirements and general operating philosophies for the development of the 5,000 bopd production train, including a Class 3 (± 25%) cost estimate of approximately US$110 million for construction of the plant on an undeveloped site. This provides for a capital cost of $22,000 per daily barrel of production. The proposed plant covered by the FEED study will consist of an initial 5,000 bopd production train but provides for the possible future expansion to 10,000 bopd through the addition of a second parallel 5,000 bopd train.

Preliminary estimates for the longest lead equipment items are 48-54 weeks. The overall engineering, procurement and construction of the 5,000 bopd plant are estimated to require 54-62 weeks, barring any significant supply chain upsets or adverse weather conditions during construction and commissioning of the plant. Once constructed and operating, it is estimated that each production train will employ 40-50 persons between mining and plant operations.

George Stapleton, Petroteq COO, commented: "The estimated operating cost of $22 per produced barrel of oil falls well within the $20-25 range previously estimated for a 5,000 bopd commercial plant and does not take into account the reduction in net operating costs resulting from the possible sale of produced sand. The capital cost of $22,000 per daily barrel for an initial 5,000 bopd production train installed on an undeveloped site compares very favorably against the cost of plants using more traditional methods of extracting oil from oil sands. We are very pleased with the FEED study results and will now look to move forward on funding for our first 5,000 bopd plant while also advancing licensing efforts with third parties."

About Kahuna

Kahuna, founded in 1999, has decades of experience in the midstream energy industry. Kahuna provides engineering, design and full project execution services to midstream oil and gas limited partnerships, private equity-backed companies and major oil and gas producers. Kahuna has an established culture dedicated to quality workmanship and delivering superior products and services tailored to each client's specific needs based upon the precepts of sound project management, quality engineering and outstanding safety measures. Kahuna has a reputation for diligently representing its clients' interests and providing on-time engineering while developing technically sound and cost-effective solutions with its project teams.

For further information see: www.kahunausa.com

About Petroteq Energy Inc.

Petroteq is a clean technology company focused on the development, implementation and licensing of a patented, environmentally safe and sustainable technology for the extraction and reclamation of heavy oil and bitumen from oil sands and mineable oil deposits. The versatile technology can be applied to both water-wet deposits and oil-wet deposits - outputting high-quality oil and clean sand.

Petroteq believes that its technology can produce a relatively sweet heavy crude oil from deposits of oil sands at Asphalt Ridge without requiring the use of water, and therefore without generating wastewater which would otherwise require the use of other treatment or disposal facilities which could be harmful to the environment. Petroteq's process is intended to be a more environmentally friendly extraction technology that leaves clean residual sand that can be sold or returned to the environment, without the use of tailings ponds or further remediation.

For more information, visit www.Petroteq.energy.

Forward-Looking Statements

Certain statements contained in this press release contain forward-looking statements within the meaning of the U.S. and Canadian securities laws. Words such as "may," "would," "could," "should," "potential," "will," "seek," "intend," "plan," "anticipate," "believe," "estimate," "expect" and similar expressions as they relate to the Company are intended to identify forward-looking information, including: the Company expecting the FEED Study to be delivered to Petroteq later this week; the Company anticipating that the FEED can become the basis for future 5,000 bopd train designs for use in Utah by Petroteq and potentially by additional licensees in Utah, the US, and other locations worldwide; the Company expecting that any customization for local site conditions and ore characteristics will be minor; and the Company expecting third party certification of the "standard" CORT process train to be done shortly. Readers are cautioned that there is no certainty that it will be commercially viable to produce any portion of the resources. All statements other than statements of historical fact may be forward-looking information. Such statements reflect the Company's current views and intentions with respect to future events, based on information available to the Company, and are subject to certain risks, uncertainties and assumptions. Material factors or assumptions were applied in providing forward-looking information. While forward-looking statements are based on data, assumptions and analyses that the Company believes are reasonable under the circumstances, whether actual results, performance or developments will meet the Company's expectations and predictions depends on a number of risks and uncertainties that could cause the actual results, performance and financial condition of the Company to differ materially from its expectations. Certain of the "risk factors" that could cause actual results to differ materially from the Company's forward-looking statements in this press release include, without limitation: uncertainties inherent in the estimation of resources, including whether any reserves will ever be attributed to the Company's properties; since the Company's extraction technology is proprietary, is not widely used in the industry, and has not been used in consistent commercial production, the Company's bitumen resources are classified as a contingent resource because they are not currently considered to be commercially recoverable; full scale commercial production may engender public opposition; the Company cannot be certain that its bitumen resources will be economically producible and thus cannot be classified as proved or probable reserves in accordance with applicable securities laws; changes in laws or regulations; the ability to implement business strategies or to pursue business opportunities, whether for economic or other reasons; status of the world oil markets, oil prices and price volatility; oil pricing; state of capital markets and the ability of the Company to raise capital; litigation; the commercial and economic viability of the Company's oil sands hydrocarbon extraction technology, and other proprietary technologies developed or licensed by the Company or its subsidiaries, which currently are of an experimental nature and have not been used at full capacity for an extended period of time; reliance on suppliers, contractors, consultants and key personnel; the ability of the Company to maintain its mineral lease holdings; potential failure of the Company's business plans or model; the nature of oil and gas production and oil sands mining, extraction and production; uncertainties in exploration and drilling for oil, gas and other hydrocarbon-bearing substances; unanticipated costs and expenses, availability of financing and other capital; potential damage to or destruction of property, loss of life and environmental damage; risks associated with compliance with environmental protection laws and regulations; uninsurable or uninsured risks; potential conflicts of interest of officers and directors; risks related to COVID-19 including various recommendations, orders and measures of governmental authorities to try to limit the pandemic, including travel restrictions, border closures, non-essential business closures, quarantines, self-isolations, shelters-in-place and social distancing, disruptions to markets, economic activity, financing, supply chains and sales channels, and a deterioration of general economic conditions including a possible national or global recession; and other general economic, market and business conditions and factors, including the risk factors discussed or referred to in the Company's disclosure documents, filed with United States Securities and Exchange Commission and available at www.sec.gov (including, without limitation, its most recent annual report on Form 10-K under the Securities Exchange Act of 1934, as amended), and with the securities regulatory authorities in certain provinces of Canada and available at www.sedar.com.

Should any factor affect the Company in an unexpected manner, or should assumptions underlying the forward- looking information prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking information is expressly qualified in its entirety by this cautionary statement. Moreover, the Company does not assume responsibility for the accuracy or completeness of such forward-looking information. The forward-looking information included in this press release is made as of the date of this press release, and the Company undertakes no obligation to publicly update or revise any forward-looking information, other than as required by applicable law.

Unless otherwise specified, all dollar amounts in this press release are expressed in U.S. dollars.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

CONTACT INFORMATION

Petroteq Energy Inc.

Alex Blyumkin

Executive Chairman
Tel: (800) 979-1897

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROTEQ ENERGY INC.
DATE: August 2, 2021	By: /s/ Alex Blyumkin Alex Blyumkin Executive Chairman